Exhibit (e)(3)

FORM OF AMENDMENT NO. 2 TO

DISTRIBUTION AGREEMENT

This Amendment No. 2 to the Distribution Agreement (this “Amendment”), effective as of February     , 2017, is made by and between TCW Alternative Funds, a Delaware statutory trust (the “Trust”) and TCW Funds Distributors, a California corporation (the “Distributor,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement, dated as of April 10, 2015, as amended from time to time, by and between the Trust and the Distributor (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein the Distributor agreed to act as principal underwriter in connection with the offering of shares of beneficial interest by separate series of the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of three separate new series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. The addition of the TCW/Gargoyle Dynamic 500 Collar Fund, the TCW/Gargoyle Dynamic 500 Market-Neutral Fund and the TCW Long/Short Fundamental Value Fund as set forth on the attached amended Exhibit A.

2. The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Exhibit A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

TCW FUNDS DISTRIBUTORS	TCW ALTERNATIVE FUNDS

By:	By:
Name: Joseph T. Magpayo	Name: Patrick W. Dennis
Title: Managing Director	Title: Vice President and Assistant Secretary
Date: February , 2017	Date: February , 2017

Exhibit A

Fund Names

TCW/Gargoyle Hedged Value Fund

TCW/Gargoyle Dynamic 500 Fund

TCW/Gargoyle Systemic Value Fund

TCW/Gargoyle Dynamic 500 Collar Fund

TCW/Gargoyle Dynamic 500 Market-Neutral Fund

TCW High Dividend Equities Long/Short Fund

TCW Long/Short Fundamental Value Fund